UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2015

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, Walter J. Bennett and The Williams Companies, Inc. ("Williams") mutually agreed to terminate Mr. Bennett's employment agreement entered into with WPZ GP LLC (formerly Access Midstream Partners GP, L.L.C.), the general partner of Williams Partners L.P., on January 1, 2013. Such termination is effective June 12, 2015.

On June 19, 2015, Robert S. Purgason and Williams mutually agreed to terminate Mr. Purgason's employment agreement entered into with WPZ GP LLC on January 1, 2013. Such termination is effective June 8, 2015.

Both of these persons will continue as employees of Williams and participate in Williams' compensation programs and agreements applicable to their organizational level. They will also continue to serve as executive officers of Williams and WPZ GP LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By: WPZ GP LLC, its General Partner

By: /s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

Dated: June 22, 2015